  As filed with the Securities and Exchange Commission on April 13, 2000
                                             REGISTRATION NO. 333-
==========================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                       ----------------------

                              FORM S-3
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

                       ----------------------

                       ZOLTEK COMPANIES, INC.
   (Exact name of registrant as specified in its charter)

            MISSOURI                             43-1311101
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)             Identification No.)

                         3101 MCKELVEY ROAD
                     ST. LOUIS, MISSOURI  63044
                           (314) 291-5110
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ZSOLT RUMY
          CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         3101 MCKELVEY ROAD
                     ST. LOUIS, MISSOURI  63044
                           (314) 291-5110
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                       ----------------------

                   Copy of all correspondence to:

       THOMAS A. LITZ, ESQ.               KENNETH E. ADELSBERG, ESQ.
       THOMPSON COBURN LLP           WINTHROP, SIMSON, PUTNAM AND ROBERTS
      ONE MERCANTILE CENTER                 ONE BATTERY PARK PLAZA
    ST. LOUIS, MISSOURI  63101            NEW YORK, NEW YORK  10004
         (314) 552-6000                        (212) 858-1000

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please
check the following box. [   ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
[ X ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the
earlier effective registration statement for the same offering. [   ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]

   If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.  [   ]


                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                         PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES                             PROPOSED MAXIMUM              AGGREGATE       AMOUNT OF REGISTRATION
          TO BE REGISTERED         AMOUNT TO BE REGISTERED OFFERING PRICE PER SHARE <F1> OFFERING PRICE <F1>          FEE
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.01  par value      2,499,993 shares              $8.72                  $21,799,939            $5,755.18
====================================================================================================================================

<F1>   Estimated solely for the purpose of determining the amount of the registration fee and calculated on the basis of the average of the high and low prices of the common stock, $.01 par value per share, of Zoltek Companies, Inc. on April 11, 2000, as reported on The Nasdaq National Market, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

                       ----------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

=========================================================================

PROSPECTUS
----------




                       ZOLTEK COMPANIES, INC.

                  2,499,993 SHARES OF COMMON STOCK

   The selling shareholders listed elsewhere in this prospectus are offering and selling up to 2,499,993 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

   The selling shareholders may offer their shares on The Nasdaq
National Market at prevailing market prices or in privately negotiated transactions. No period of time has been fixed within which the shares may be offered or sold.

   Our common stock is traded on The Nasdaq National Market under the symbol "ZOLT." On April 11, 2000, the closing price of the common stock was $8.5625 per share.

                       ----------------------

            INVESTING IN THE COMMON STOCK INVOLVES RISKS.
                SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                       ----------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ----------------------


             The date of this Prospectus is April   , 2000
                                                 ---

                         TABLE OF CONTENTS
                                                                 PAGE
                                                                 ----

OUR COMPANY                                                         3
RECENT DEVELOPMENTS                                                 3
RISK FACTORS                                                        3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                   8
USE OF PROCEEDS                                                     8
INFORMATION CONCERNING THE SELLING SHAREHOLDERS                     9
PLAN OF DISTRIBUTION                                                9
WHERE YOU CAN FIND ADDITIONAL INFORMATION                          11
DOCUMENTS INCORPORATED BY REFERENCE                                11
EXPERTS                                                            12
LEGAL MATTERS                                                      12

                            OUR COMPANY

   We believe we are a leader in the developing market for carbon fibers, manufacturing products for a diverse range of applications based upon carbon fibers' distinctive combination of physical and chemical properties, principally high-strength, low-weight and stiffness. We believe that we produce carbon fibers at costs substantially lower than those generally prevailing in the industry and, accordingly, can supply carbon fibers for applications which are not economically viable for most higher cost competitors. With the acquisition of Zoltek Rt. (formerly known as Magyar Viscosa Rt.), a Hungarian manufacturer of acrylic fiber and nylon products, in December of 1995, we secured access to the technology underlying the production of the acrylic fiber raw material utilized in the manufacture of carbon fibers. Our strategy is to grow our business by continually lowering our cost to manufacture carbon fibers, marketing our carbon fibers at prices substantially lower than those generally prevailing in the industry and working with current and prospective customers to develop new carbon fiber applications. As described below under "Recent Developments," we recently completed a number of downstream acquisitions to enable us to provide complete carbon fiber composite solutions to parts manufacturers and end users.

   We were incorporated in the State of Missouri in 1975. Our principal executive office is located at 3101 McKelvey Road, St. Louis, Missouri 63044, and our telephone number is (314) 291-5110.


                        RECENT DEVELOPMENTS

   On November 22, 1999, we announced the completion of a series of downstream acquisitions designed to enhance Zoltek's business and strategically position it to lead an acceleration of the introduction and development of carbon fiber composites across a range of mass market applications. In the largest of such acquisitions, we acquired all of the outstanding share capital of Structural Polymer (Holdings) Limited, a corporation organized under the laws of England and Wales ("SP Systems"), pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of November 19, 1999, by and among our company and each of the holders of the outstanding share capital of SP Systems. SP Systems develops, markets and manufactures prepreg (glass and carbon fiber pre-impregnated with resin) materials, special bonding and laminating resins, reinforcement fabrics and consumable materials for composite manufacturing and engineering of composite structures. To acquire SP Systems (the "SP Acquisition"), we paid an aggregate purchase price of approximately $30 million in cash and issued approximately 2.5 million shares of our common stock in connection with the acquisition. We also assumed approximately $2 million of debt obligations.

   On October 1, 1999, we acquired all of the outstanding shares of Cape Composites Incorporated, a California corporation ("Cape Composites"). Cape Composites manufactures "carbon fiber prepreg" (carbon fiber impregnated with resin) composite materials used in the production of composite products requiring unidirectional strength and stiffness, such as golf club shafts and other sporting goods.

   On November 9 1999, Engineering Technology Corporation, our wholly owned subsidiary, acquired substantially all of the assets of Engineering Technology, Inc., a Utah corporation ("EnTec"). EnTec designs, manufactures and sells filament winding and other composite manufacturing equipment.

   On November 15, 1999, Engineering Technology Corporation acquired all of the outstanding shares of Composite Machines Company, Inc., a Utah corporation, and Ramal International, Inc., a Nevada corporation (collectively "CMC"). CMC designs and manufactures filament winding and pultrusion equipment used in the production of large volume composite parts.


                            RISK FACTORS

   You should carefully consider the following factors and other information in this prospectus before deciding whether to purchase the common stock. This prospectus and the documents incorporated by reference herein contain forward-looking statements which are inherently subject to risks and uncertainties. Our actual operating results may prove to be very different from those currently anticipated due to a number of factors. The risks described below address some of the factors that may affect our future operating results.

OUR RECENT OPERATING RESULTS HAVE BEEN ADVERSELY AFFECTED BY ADVERSE CONDITIONS IN THE MARKETS FOR CARBON FIBER AND ACRYLIC FIBER

   Our carbon fiber operations have been adversely affected by oversupply conditions in the marketplace, coupled with an overall lack of development for large volume applications for carbon fiber composites. Accordingly, we currently have excess carbon fibers manufacturing capacity which has resulted in substantial depreciation and other charges and has constrained the operating results of our carbon fibers manufacturing activities. We have ceased expanding our carbon fibers capacity and do not expect to resume our capacity growth program unless and until market demand increases sufficiently to justify further expansion.

   In order to facilitate growth in the market for low cost, high volume carbon fiber composites, we recently invested substantial resources and greatly increased our borrowings to acquire downstream businesses. Our future operating results will be adversely affected if and to the extent that the market for low cost, high volume carbon fiber composites does not develop as a result of the activities of our downstream businesses or otherwise.

   Since fiscal 1998, our results have been negatively impacted by depressed market conditions in the acrylic fibers sector, which is a principal line of business for our Zoltek Rt. subsidiary. Although acrylic fiber is not expected to be a core business going forward and the product line was acquired for the purpose of gaining access to the technology underlying the manufacture of carbon fibers, adverse market conditions in the textile fiber market will adversely affect our operating results.

OUR ABILITY TO MANAGE OUR ANTICIPATED GROWTH WILL AFFECT OUR OPERATING
RESULTS

   The growth in our business has placed, and is expected to continue to place, a significant strain on our management and operations. In order to effectively manage long-term growth, we must add to our carbon fibers manufacturing capacity, have access to adequate financial resources to fund significant capital expenditures and maintain gross profit margins while pursuing a growth strategy based upon achieving declining selling prices, continue to strengthen our operations, financial and management information systems, expand, train and manage our employee workforce and successfully integrate the downstream operations of SP Systems, Cape Composites, EnTec and CMC (collectively, the "Acquisitions"). There can be no assurance that we will be able to do so effectively or on a timely basis. Failure to do so effectively and on a timely basis could have a material adverse effect upon our business, operating results and financial condition.

OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO MANAGE AND INTEGRATE RECENTLY ACQUIRED BUSINESSES

   Successful execution of our strategy of facilitating the introduction and development of carbon fiber composites across a broad range of mass market applications and act as a catalyst in the development of new low-cost, high-volume applications for carbon fiber composites will depend in large measure upon our ability to successfully manage and integrate our recent acquisitions. The acquisitions will continue to require substantial management time and attention. The acquisitions represent entry into new lines of business which are different in many respects from our historical business. In addition, SP Systems is located in England and the geographic separation will present unique challenges to coordinate and integrate its operations with those of the rest of our company. There can be no assurance that the Acquisitions can be managed and integrated successfully or that our strategies can be implemented. In addition, we are presently in the process of diversifying the source of our principal raw material, acrylic fiber precursor, through the conversion of a substantial portion of Zoltek Rt.'s manufacturing capacity. There can be no assurance that we will be able to operate Zoltek Rt.'s acrylic fiber manufacturing processes to produce raw material acceptable for our carbon fiber manufacturing operations within our estimated timeframe or at all.

OUR OPERATIONS AND SALES IN FOREIGN COUNTRIES ARE SUBJECT TO RISKS

   Our international operations and sales are subject to risks associated with foreign operations and markets generally, including foreign currency fluctuations, unexpected changes in regulatory, economic or political conditions, tariffs and other trade barriers, longer accounts receivable payment cycles, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws. In addition, a substantial portion of Zoltek Rt.'s sales are to former Communist countries, the economies of which are experiencing severe stress. There can be no assurance that such factors will not have a material adverse effect upon our future revenues and business, results of operations and financial condition.

OUR OPERATIONS ARE DEPENDENT UPON OUR SENIOR MANAGEMENT AND TECHNICAL
PERSONNEL

   Our future operating results depend upon the continued service of our senior management, including Zsolt Rumy, our Chief Executive Officer, President and Chairman of the Board, and our technical personnel, none of whom is bound by an employment agreement. Our future success will depend upon our continuing ability to attract and retain highly qualified managerial and technical personnel. Competition for such personnel is intense, and there can be no assurance that we will retain our key managerial and technical employees or that we will be successful in attracting, assimilating or retaining other highly qualified personnel in the future.

OUR STOCK PRICE MAY FLUCTUATE

   Future announcements concerning us or our competitors or customers, quarterly variations in operating results, announcements of technological innovations, the introduction of new products or changes in product pricing policies by us or our competitors, developments regarding proprietary rights, changes in earnings estimates by analysts or reports regarding us or our industry in the financial press or investment advisory publications, among other factors, could cause the market price of the common stock to fluctuate substantially. In addition, stock prices for many technology companies fluctuate widely for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, such as recessions, military conflicts or market or market-sector declines, may materially and adversely affect the market price of the common stock. In addition, we believe that electronic bulletin board postings regarding us could in the future contribute to volatility in the market price of the common stock. Any information concerning us, including projections of future operating results, appearing in investment advisory publications or on-line bulletin boards, or otherwise emanating from a source other than us, should not be relied upon as having supplied or endorsed by us.

OUR OPERATING RESULTS MAY FLUCTUATE

   Our quarterly results of operations may fluctuate as a result of a number of factors, including the timing of purchase orders for and shipments of our products. Therefore, quarter-to-quarter comparisons of results of operations have been and will be impacted by the timing of such orders and shipments. In addition, our operating results could be adversely affected by such factors, among others, as variations in the mix of product sales, price changes in response to competitive factors, increases in raw material costs and interruptions in plant operations.

DEVELOPMENTS BY COMPETITORS MAY IMPACT OUR PRODUCTS AND TECHNOLOGIES

   We compete with various other participants in the advanced materials and textile fibers markets. Many of these entities have substantially greater research and development, manufacturing, marketing, financial and managerial resources than us. In addition, existing carbon fibers producers may refocus their activities to compete more directly with us. There can be no assurance that developments by existing or future competitors will not render our products or technologies noncompetitive or that we will be able to keep pace with new technological developments. In addition, our customers could decide to vertically integrate their operations and perform some or all of the functions currently performed by us.

FAILURE TO KEEP PACE WITH TECHNOLOGICAL DEVELOPMENTS MAY ADVERSELY AFFECT OUR OPERATIONS

   We are engaged in an industry which will be affected by future technological developments. The introduction of products or processes utilizing new technologies could render existing products or processes obsolete or unmarketable. Our continued success will depend upon our ability to develop and introduce on a timely and cost-effective basis new products, processes and applications that keep pace with technological developments and address increasingly sophisticated customer requirements. There can be no assurance that we will be successful in identifying, developing and marketing new products, applications and processes and product or process enhancements, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of product or process enhancements or new products, applications or processes, or that our products, applications or processes will adequately meet the requirements of the marketplace and achieve market acceptance. Our business, operating results and financial condition could be materially and adversely affected if we were to incur delays in developing new products, applications or processes or product or process enhancements or if they were to not gain market acceptance.

OUR BUSINESS DEPENDS UPON THE MAINTENANCE OF OUR PROPRIETARY TECHNOLOGY

   We depend upon our proprietary technology. We rely principally upon trade secret and copyright law to protect our proprietary technology. We regularly enter into confidentiality agreements with our key employees, customers and potential customers and limit access to and distribution of our trade secrets and other proprietary information. There can be no assurance that these measures will be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. We also are subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights.

THERE ARE OPERATIONAL RISKS ASSOCIATED WITH OUR BUSINESS

   Our carbon fiber operations utilize high temperature processes, substantial electrical current and industrial gases which potentially can be subject to volatile chemical reactions. We believe that our current plant design and operating procedures minimize operational risks associated with these factors. However, as a result of mechanical or human failure or unforeseen conditions or events related to our manufacturing and engineering processes or otherwise, our manufacturing capacity could be materially limited or temporarily interrupted.

OUR PRINCIPAL SHAREHOLDER HAS VOTING CONTROL OVER THE COMPANY

   Zsolt Rumy, our founder and principal shareholder, owns approximately 29.4% of our outstanding shares of common stock. As a result, he may have effective voting control over the company, including the election of directors, and is able to effectively prevent an affirmative vote which would be necessary for a merger, sale of assets or similar transaction, irrespective of whether other shareholders believe such a transaction to be in their best interests. Our Articles of Incorporation and By-laws do not provide for cumulative voting in the election of directors.

OUR BOARD OF DIRECTORS HAS THE AUTHORITY TO ISSUE PREFERRED STOCK WHICH COULD AFFECT THE RIGHTS OF HOLDERS OF COMMON STOCK

   Our Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. Holders of common stock will have no preemptive rights to subscribe for a pro rata portion of any preferred stock which may be issued. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. The possible impact on takeover attempts could adversely affect the price of the common stock. Although we have no present intention to issue any shares of preferred stock, we may do so in the future.

OUR CLASSIFIED BOARD OF DIRECTORS COULD DISCOURAGE A CHANGE IN CONTROL

   Our Articles of Incorporation divide the Board of Directors into three classes, with three-year staggered terms. The classified board provision could increase the likelihood that, in the event an outside party acquired a controlling block of our stock, incumbent directors nevertheless would retain their positions for a substantial period, which may have the effect of discouraging, delaying or preventing a change in control. The possible impact on takeover attempts could adversely affect the price of the common stock.

FUTURE SALES OF COMMON STOCK COULD AFFECT THE PRICE OF COMMON STOCK

   No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for sale will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of the common stock.

          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the documents we incorporate by reference contain "forward-looking statements' that anticipate results based on management's plans that are subject to uncertainty. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "expects," "will," "anticipates," "estimates" and other words of similar meaning. These statements may address, among other things, our strategy for growth, product development, regulatory approvals, market position, expenditures and financial results.

   Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. You should realize that if underlying assumptions prove inaccurate or that unknown risks or uncertainties materialize, actual results could differ materially from our projections. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

   Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999 contains a discussion of various factors that could cause actual results to differ materially from expectations. We note these factors are permitted by the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of any document we incorporate by reference, the date of that document. Investors also should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.


                           USE OF PROCEEDS

   The selling shareholders will receive all of the proceeds of the sale of the shares of common stock offered by this prospectus. We will not receive any proceeds from the sale of common stock by the selling shareholders.

           INFORMATION CONCERNING THE SELLING SHAREHOLDERS

   We are registering the 2,499,993 shares offered by the prospectus on behalf of the selling shareholders pursuant to a registration rights agreement we entered into with the selling shareholders in connection with the acquisition of SP Systems. Each of the selling shareholders was issued the shares of common stock listed below in connection with the acquisition of SP Systems. Paul James Rudling serves as an executive officer of our company. Each of the other selling shareholders (other than Hallkvist Trading ApS) serves an employee of our company.

   The following table sets forth (i) the aggregate number of shares of common stock owned by each selling shareholder as of April 1, 2000,
(ii) the aggregate number of shares of common stock which are being registered for the account of each selling shareholder by this prospectus, (iii) the aggregate number of shares of common stock to be owned by each selling shareholder if all of the shares of common stock covered by this prospectus were sold, and (iv) the percentage of the common stock owned by each selling shareholder after the offering.

                                       Number of Shares
                                      Owned Prior to this     Number of Shares       Shares Owned     Percentage of Common Stock
Name of Selling Shareholder               Registration        to be Registered    After the Offering   Owned After the Offering
---------------------------               ------------        ----------------    ------------------   ------------------------

Paul James Rudling                           876,363               876,363               <F*>                   <F*>
Giovanni Belgrano                            438,227               438,227               <F*>                   <F*>
Andrew Day                                   438,227               438,227               <F*>                   <F*>
Derek Simon Richard Ness                     288,295               288,295               <F*>                   <F*>
James Edward Austin                           62,892                62,892               <F*>                   <F*>
Anthony Paul Brown                            62,892                62,892               <F*>                   <F*>
Simon Grosser                                 62,892                62,892               <F*>                   <F*>
Adrian Guise Williams                         62,892                62,892               <F*>                   <F*>
David Patrick Cripps                          31,400                31,400               <F*>                   <F*>
Hallkvist Trading ApS                         31,400                31,400               <F*>                   <F*>
Graham John Harvey                            31,400                31,400               <F*>                   <F*>
Paul Adrian Lyon                              31,400                31,400               <F*>                   <F*>
Nicholas Duncan Partington                    31,400                31,400               <F*>                   <F*>
Michael David Turner                          31,400                31,400               <F*>                   <F*>
Richard Willoughby                            18,913                18,913               <F*>                   <F*>


---------------------------

<F*>  Because the selling shareholders may, pursuant to this prospectus, offer all or some portion of the common stock they presently hold, no estimate can be given as to the amount of the common stock that will be held by each selling shareholder upon termination of any such sales.

   Our registration of these shares of Zoltek common stock does not necessarily mean that the selling shareholders will sell any or all of these shares. The information concerning the selling shareholders included in this prospectus has been supplied to us by the selling shareholders or their representatives. We have relied upon this information in preparing this prospectus.

                         PLAN OF DISTRIBUTION

   We expect that the selling shareholders will sell their shares covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling shareholder and any broker-dealers that participate with the selling shareholders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling shareholders may not choose to sell any of the shares offered by them hereunder.

   Sales of the shares of common stock on The Nasdaq National Market or other trading system may be made by means of one or more of the following:

   * a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

   * purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and

   * ordinary brokerage transactions and transactions in which the broker solicits purchasers.

   In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

   The selling shareholders have advised us that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers or dealers regarding the distribution and resale of the shares of common stock. If we are notified by a selling shareholder that any material arrangement has been entered into with an underwriter for the sale of the shares, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

   *    the name of the participating underwriter;

   *    the number of the shares involved;

   * the price at which such shares are to be sold, the commissions paid or discounts or concessions allowed to such underwriter; and

   *    other facts material to the transaction.

   The selling shareholders are not restricted as to the price or prices at which they may sell their shares of common stock. Sales of shares of common stock at less than market prices may depress the market price of our common stock. Moreover, the selling shareholders are not restricted as to the number of shares of common stock which may be sold at any one time. Pursuant to our registration rights agreement with the selling shareholders, if any selling shareholder intends to dispose of more than 100,000 shares of common stock in any three-month period, the shareholder must notify us at least ten days prior to the disposition and use reasonable efforts to coordinate the disposition with us to seek to avoid that disposition having a material adverse effect on the price of our common stock.

   We have agreed to pay all of the expenses incident to the offer and sale of the shares of common stock to the public by the selling shareholders other than commissions and discounts of underwriters, dealers or agents. In addition, we and the selling shareholders have agreed to indemnify each other and certain persons, including broker-dealers or others, against certain liabilities in connection with the offering of the common stock, including liabilities arising under the Securities Act of 1933.

   We have advised the selling shareholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to sales in the market of the shares offered hereby, and we have furnished the selling shareholders with a copy of such rules. We have also advised the selling shareholders of the requirement for the delivery of this prospectus in connection with resales of the shares offered today.

   We have been advised by each selling shareholder that it will comply with Regulation M promulgated under the Securities Exchange Act of 1934 in connection with all resales of the shares offered hereby. We have also been advised by the selling shareholders that none of them has, as of April 1, 2000, entered into any arrangement with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker-dealer.


              WHERE YOU CAN FIND ADDITIONAL INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the Securities and Exchange Commission also are available to the public from the Securities and Exchange Commission's website at http://www.sec.gov. Please call the
                                     ------------------
Securities and Exchange Commission at 1-800-SEC-0330 for further information. Our common stock is listed on The Nasdaq National Market and the documents we file with the Securities and Exchange Commission also are available for inspection and copying at the offices of The Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

   This prospectus is part of a registration statement we filed with the Securities and Exchange Commission and does not contain all of the information set forth in the registration statement. You should consult the registration statement for further information with respect to our company and these securities.

   You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are offering to sell, and seeking others to buy, shares of common stock only in jurisdictions where the offer or sale is permitted.

   You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.


                 DOCUMENTS INCORPORATED BY REFERENCE

   We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the Securities and Exchange Commission also are available to the public from the Securities and
Exchange Commission's website at http://www.sec.gov.   Please call the
                                 ------------------
Securities and Exchange Commission at 1-800-SEC-0330 for further information.

   The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information and information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold.

   *    Annual Report on Form 10-K for the fiscal year ended
        September 30, 1999;

   *    Quarterly Report on Form 10-Q for the fiscal quarter ended
        December 31, 1999;

   * Current Report on Form 8-K dated November 19, 1999, as amended by Form 8-K/A filed January 28, 2000; and

   * The description of our common stock set forth in our registration statement on Form S-3/A, dated August 27, 1996 (File No. 0-20600), including any amendment or report filed for the purpose of updating such description

   You may request a copy of any document incorporated in this prospectus by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in any document) at no cost, by writing or telephoning us at the following address: Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044, Attn: Investor Relations; telephone (314) 291-5110.


                               EXPERTS

   The consolidated financial statements of our company and its subsidiaries, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of SP Systems and its subsidiaries, incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed January 28, 2000, have been so incorporated in reliance on the report of Grant Thornton, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                            LEGAL MATTERS

   The legality of the shares of common stock is being passed upon for us by Thompson Coburn LLP, St. Louis, Missouri.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
             -------------------------------------------

             The following are the estimated expenses of issuance and distribution of the shares registered hereunder.

              Registration Fee                      $ 5,755
              Nasdaq Listing Fee                      5,000
              Accounting Fees and Expenses           10,000
              Legal Fees and Expenses                10,000
              Miscellaneous                           4,245
                                                    -------

                 Total                              $28,000
                                                    =======


ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
             -----------------------------------------

             Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involve an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934. Article VII of the Articles of Incorporation of the Registrant provides that the Registration shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

ITEM 16.     EXHIBITS
             --------


      Exhibit No.                     Description
      -----------                     -----------

         4.1         Form of certificate for common stock, filed as
                     Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (Registration No. 33-51142), is incorporated herein by this reference.

         5.1 Legal Opinion of Thompson Coburn with respect to the legality of the shares.

         23.1        Consent of Thompson Coburn (included in Exhibit
                     5.1).

         23.2        Consent of PricewaterhouseCoopers LLP.

         23.3        Consent of Grant Thornton.

         24.1 Powers of Attorney (set forth on signature page hereto).


ITEM 17.     UNDERTAKINGS
             ------------

   (A)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (1)(i) and (1)(ii) above do not
   --------  -------
apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such a post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Articles of Incorporation of the Registrant or the laws of the State of Missouri or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                              SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 13, 2000.

                                 ZOLTEK COMPANIES, INC.


                                 By /s/ Zsolt Rumy
                                    ------------------------------------
                                    Zsolt Rumy, Chairman of the Board,
                                    President and Chief Executive Officer

   We, the undersigned officers and directors of Zoltek Companies, Inc., hereby severally and individually constitute and appoint Zsolt Rumy and Daniel D. Greenwell, and each of them acting singly, the lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-3 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities and on the dates indicated:


/s/ Zsolt Rumy                   Chairman of the Board                  April 13, 2000
---------------------------      and President (Chief
Zsolt Rumy                       Executive Officer)


/s/ Daniel D. Greenwell          Chief Financial Officer                April 13, 2000
---------------------------      (Principal Financial Officer and
Daniel D. Greenwell              Principal Accounting Officer)


/s/ James W. Betts               Director                               April 13, 2000
---------------------------
James W. Betts


/s/ Linn Bealke                  Director                               April 13, 2000
---------------------------
Linn Bealke


/s/ Charles A. Dill              Director                               April 13, 2000
---------------------------
Charles A. Dill


/s/ John L. Kardos               Director                               April 13, 2000
---------------------------
John L. Kardos


/s/ John F. McDonnell            Director                               April 13, 2000
---------------------------
John F. McDonnell

                              INDEX TO EXHIBITS

Exhibit No.                              Description
-----------                              -----------

      4.1            Form of certificate for common stock, filed as Exhibit
                     4.1 to Registrant's Registration Statement on Form S-1 (Registration No. 33-51142), is incorporated herein by this reference.

      5.1 Legal Opinion of Thompson Coburn with respect to the legality.

     23.1            Consent of Thompson Coburn (included in Exhibit 5.1).

     23.2            Consent of PricewaterhouseCoopers LLP.

     23.3            Consent of Grant Thornton.

     24.1 Powers of Attorney (set forth on signature page hereto).